AMENDMENT NO. 2 TO SEITEL, INC.
                        1998 EMPLOYEE STOCK PURCHASE PLAN


         Seitel, Inc., a Delaware corporation (the "Company"), hereby amends the Seitel, Inc. 1998 Employee Stock Purchase Plan, as such was previously amended by Amendment No. 1 to Seitel, Inc. 1998 Employee Stock Purchase Plan (as amended, the "Plan") effective as of January 1, 1999. As amended hereby, all of the terms of the Plan shall remain in full force and effect.

     1. Sections 6 of Article I of the Plan is hereby amended to read in its entirety as follows:

          (6) Eligible Employee shall mean any person who is employed by the Company or a Subsidiary in a salaried position, including, but not limited to, any employee who is also an officer and director of the Company or a Subsidiary. With respect to the exercise of Warrants, the term "Eligible Employee" shall also mean any person who is a director of the Company or any Subsidiary of the Company who originally purchased such Warrants while employed by the Company or a Subsidiary in a salaried position.

     2. The Section entitled "Warrant Period" of Article V shall be amended to read in its entirety as follows:

     Warrant Period

          Each Warrant  shall expire on the earlier of (i) the date that is five
     (5) years after the Closing Date (the "Stated Date"), (ii) the date that is five business days after an Eligible Employee who originally purchased such Warrant ceases to be an Eligible Employee for any reason other than for death, disability or retirement after the age of 65, or (iii) the date that is one year after the death, disability or retirement after age 65 of an Eligible Employee who has purchased such Warrant if he ceases to be an Eligible Employee because of his death, disability or retirement after age 65 (the earlier of (i), (ii) or (iii) being referred to herein as the "Expiration Date"). As used herein, disability has the meaning used in
     Section 22(e)(3) of the Code.

     3. A new sentence shall be added to the end of Article VIII as follows:

          For purposes of interpreting the Event of Default number 2 set forth in the Promissory Note, "employment with the Payee" shall include serving as a non-employee director of the Company or any Subsidiary of the Company.

     4. This Amendment No. 2 is adopted as and shall constitute an amendment to the Plan, and shall be construed in connection with and as a part of the Plan. Except as specifically amended by this Amendment No. 2, all of the terms and provisions of the Plan shall remain in full force and effect. In the event of any conflict between the terms of the Plan and the terms of this Amendment No. 1, the terms of this Amendment No. 1 shall apply.